As filed with the Securities and Exchange Commission on November 13 , 2013
Registration No. 333-192253
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________________________

SINGLE TOUCH SYSTEMS INC.
(Exact name of Registrant as specified in its charter)
____________________________________

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Town Square Place, Suite 204
Jersey City, NJ 07310
(201) 275-0555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________________________

James L. Orsini
Chief Executive Officer
Single Touch Systems Inc.
100 Town Square Place, Suite 204
Jersey City, NJ 07310
(201) 275-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________

Copy to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference, Esq.
61 Broadway, 32nd Floor
New York, NY 10022
(212) 930-9700
____________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
____________________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-192253) of Single Touch Systems, Inc. is being filed solely to revise the signature page and include a revised Exhibit 5.1. Accordingly this Amendment No.1 consists solely of the facing page, this explanatory note and Part II. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

ii

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$748.31
Legal fees and expenses	$30,000
Accountants’ fees and expenses	$2,000
Miscellaneous fees	$251.69
Total	$33,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

We have entered into indemnification agreements with our (outside) directors and our Chief Financial Officer.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three fiscal years and were not registered with the Securities and Exchange Commission are described below.

1. On October 29, 2010, we issued Peltz Capital Management, LLC 91,753 shares of our common stock upon a net-exercise of 100,000 warrants.

2. On November 9, 2010, we issued Peltz Capital Management, LLC 92,000 shares of our common stock upon a net-exercise of 100,000 warrants.

3. On December 1, 2010, we issued Peltz Capital Management, LLC 182,222 shares of our common stock upon a net-exercise of 200,000 warrants.

4. On December 6, 2010, we issued 3,000,000 shares of our common stock to Anthony Macaluso. The shares could not be resold or transferred before June 23, 2012.

5. In December 2010 our Board of Directors adopted the 2010 Stock Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors. The total number of shares subject to the 2010 Plan was 15,000,000 (and has been increased, on June 1, 2011, to 25,000,000). The 2010 Plan is administered by our Board of Directors; pursuant to the 2010 Plan the Board granted 9,655,000 options to employees, non-employee directors and consultants in December 2010 at an exercise price of $0.90 per share expiring three years from the date of the grant.

6. On December 9, 2010, we issued 723,684 shares of our common stock to Ted Cooper as a consideration for a mutual general release of claims.

7. On January 11, 2011, we issued Peltz Capital Management, LLC 180,000 shares of our common stock upon a net-exercise of 200,000 warrants.

8. On February 17, 2011, we issued Peltz Capital Management, LLC 176,119 shares of our common stock upon a net-exercise of 200,000 warrants.

9. On April 12, 2011, we issued Peltz Capital Management, LLC 222,222 shares of our common stock upon a net-exercise of 250,000 warrants.

10. On May 16, 2011, the Board granted 4,500,000 options under the 2010 Plan to James Orsini.

11. On June 1, 2011, the Board granted 5,250,000 options under the 2010 Plan to Anthony Macaluso.

12. On June 7, 2011, we issued 665,000 shares of our common stock to Laurence Dunn upon his exercise of warrants and payment of the $6,650 aggregate exercise price.

13. On June 28, 2011, the Board granted 750,000 options under the 2010 Stock Plan to a service provider.

14. On June 28, 2011, the Board granted 1,000,000 options to a consultant.

15. On July 13, 2011, the Board granted 1,000,000 options under the 2010 Stock Plan to an employee.

16. On July 13, 2011, the Board granted 750,000 options under the 2010 Stock Plan to an employee.

17. On July 13, 2011, the Board granted 3,000,000 options under the 2008 Stock Option Plan to a consultant.

18. On July 13, 2011, the Board granted 2,000,000 options under the 2010 Plan to a consultant.

19. From November 14, 2011 through February 28, 2012, we issued convertible promissory notes with an aggregate principal amount of $2,000,000, and warrants to purchase an aggregate of 4,000,000 shares of common stock, to private investors (including Stephen Baksa) for an aggregate of $2,000,000 cash. The notes bear interest at 10% per annum, matured one year after issuance, and were convertible into our common stock at $0.50 per share at the option of the holder. We had the right to prepay the notes on 10 days' written notice. The warrants expire three years after issuance; the exercise price of the warrants is $0.25 per share. The warrants do not allow for cashless exercise. Beginning September 2012,  Holders representing $1,700,000 of the issued notes agreed to modify their outstanding notes and warrants at our request. The modified notes bear interest at a rate of 10% per annum. Principal and any unpaid accrued interest are fully due on September 7, 2014. Outstanding principal is convertible into shares of our common stock at a conversion rate of $0.50 per share. The warrants are exercisable at price of $0.25 per share and expire on September 7, 2015. The modifications are consistent with the terms of the notes and warrants issued in our September 2012 offering which was completed in October 2012.

20. On January 5, 2012, we issued Peltz Capital Management, LLC 100,000 shares of our common stock upon a cash exercise of 100,000 warrants at $0.08 per share.

21. On February 9, 2012, we issued Peltz Capital Management, LLC 200,000 shares of our common stock upon a cash exercise of 200,000 warrants at $0.08 per share.

22. On March 30, 2012, we were granted a perpetual license to utilize the “Anywhere” software and related source code from Soapbox Mobile, Inc. (“Soapbox”). Under the terms of the underlying agreement, we issued 200,000 shares of our common stock to Soapbox and paid $30,000 in April 2012. All of the consideration paid was distributed to eight individuals comprising all of the common shareholders of Soapbox pursuant to instruction from Soapbox.

23. On May 7, 2012, an investor exercised 1,000,000 warrants for $250,000 in cash and received 1,000,000 shares of common stock.

24. Beginning September 7, 2012 and concluding on October 5, 2012 we issued an aggregate of $3,000,000 in convertible notes to 64 purchasers. The notes mature two years from the date of issuance and bear 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at our option upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into our common stock at $0.50 per share. The notes include standard default terms. In these transactions, we also issued to each holder, for each $1,000 in note principal, a warrant exercisable for three years entitling the holder to purchase as many as 2,000 shares of common stock of the Company at $0.25 per share, resulting in an aggregate issuance of 6,000,000 warrants to the 64 note holders; the warrants do not allow for cashless exercise. The securities were issued to accredited investors only. In connection with these transactions we paid our placement agent a seven percent cash commission fee plus 480,000 three-year warrants to purchase our common shares, at $0.304 per share.

25.  On September 11, 2013, we granted Peltz Capital Management, LLC (i) 2,000,000 options to purchase shares of our common stock at an exercise price of $0.48 per share, and (ii) 3,750,000 options to purchase shares of our common stock at an exercise price of $0.295 per share.

26. On September 19, 2013, we issued and sold 500,000 shares of our common stock to an accredited investor at a price of $0.49 or aggregate proceeds of $245,000.

The offerings of the securities described in Paragraphs 1 through 26 above were exempt from registration under Section 3(a)(9) (in the case of conversions and net-exercises) or Section 4(2) of the Securities Act of 1933.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit No.	Description

3.1
Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2, filed November 8, 2001.

3.2
Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) Incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form SB-2, filed April 11, 2002.

3.3
Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) Incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.

3.4
Amended and Restated Bylaws of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.) Incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement on Form SB-2, filed February 8, 2002.

3.5
Amended and Restated Certificate of Incorporation of Single Touch Systems Inc. filed with the Secretary of State, State of Delaware September 25, 2013 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).

5.1*	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1
Form of Single Touch Interactive, Inc. Warrant ($1.00 exercise price (post-adjustment), expires July 11, 2015).  A total of 5,000,000 Warrants (post-adjustment) on this form were issued to two persons in 2005. Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.2
Single Touch Interactive, Inc. Warrant, as amended and re-issued ($0.70 exercise price (post-adjustment), subject to Board resetting; expires July 11, 2015).  1,250,000 Warrants (post-adjustment) on this form were re-issued to Jordan Schur on June 12, 2007. Incorporated by reference to Exhibit 10.2.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.3
Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc. dated April 11, 2008. Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.

10.3.1
Amendment 20071210.103.A.001 to the Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc., dated March 20, 2009. Incorporated by reference to Exhibit 10.7 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.

10.3.2
Amendment 20071210.103.A.002 to Services Agreement 20071210.103.C Between Single Touch Interactive, Inc. and AT&T Services, Inc., dated October 25, 2010. Incorporated by reference to Exhibit 10.6.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.4+
2008 Stock Option Plan for Single Touch Systems Inc. (formerly Hosting Site Network, Inc.) Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.

10.4.1+
Form of Notice of Stock Option Grant/Stock Option Agreement under 2008 Stock Option Plan. Incorporated by reference to Exhibit 10.7.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.5
Non-Exclusive Special Advisory Services Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008.

10.5.1
Form of Warrant issued by us in favor of Peltz Capital Management, LLC, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008. The form of Warrant is attached thereto as Exhibit A

10.5.2
Form of Registration Rights Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008. The form of Registration Rights Agreement is attached thereto as Exhibit B.

10.5.3
Settlement and Release Agreement, among Peltz Capital Management, LLC, Anthony Macaluso and Single Touch Systems, Inc., effective September 29, 2010. Incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.

10.6+	2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-8 (SEC File No. 333-163557), filed December 8, 2009.
10.6.1+
Form of stock grant acknowledgement letter under 2009 Employee and Consultant Stock Plan. Incorporated by reference to Exhibit 10.16.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.7
Form of Common Stock Purchase Agreement.  We entered into respective agreements on this form with 38 persons between January and May 2010 calling for the issuance of 9,735,132 shares of common stock. Incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.10
Form of Common Stock Purchase Agreement.  We entered into respective agreements on this form with 29 persons in July 2010 calling for the issuance of units comprising a total of 8,225,339 shares of common stock and 2,056,334 Warrants. Incorporated by reference to Exhibit 10.29 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

10.11+	2010 Stock Option Plan. Incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010
10.11.1+	Certificate regarding amendment of 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.
10.11.2+
Form of Notice of Stock Option Grant/Stock Option Agreement under 2010 Stock Plan. Incorporated by reference to Exhibit 10.32.2 to the registrant’s registration statement on Form S-1, filed June 24, 2011

10.12+	Employment letter agreement, between James Orsini and us, dated March 10, 2011. Incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q, filed May 16, 2011
10.12.1+
Amendment of employment letter agreement, between James Orsini and us, dated May 16, 2011. Incorporated by reference to Exhibit 10.33.1 to the registrant’s registration statement on Form S-1, filed June 24, 2011.

10.13+
Employment letter agreement, between Anthony Macaluso and us, dated June 3, 2011, as of June 1, 2011. Incorporated by reference to Exhibit 10.34 to the registrant’s registration statement on Form S-1, filed June 24, 2011.

10.14+
Board of Directors Service Letter Agreement between Richard S. Siber and us dated August 8, 2011. Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.

10.15+
Board of Directors Service Letter Agreement between Stuart R. Levine and us dated August 8, 2011. Incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.

10.16+	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.
10.17+
Employment letter agreement and Restricted Stock Issuance Agreement, between John Quinn and us, dated September 26, 2011. Incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.

10.18+
Board of Directors Service Letter Agreement between Stephen D. Baksa and us dated November 1, 2011. Incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q, filed February 13, 2012.

10.19
Form of Warrant replacing Stock Option in favor of Pharmacy Management Strategies LLC, dated June 28, 2011. Incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.

10.19.1
Joint Marketing Agreement between Pharmacy Management Strategies LLC and Single Touch Interactive, Inc. dated March 12, 2012 (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).

10.20
Option Agreement between Anthony Macaluso and us dated June 30, 2011, together with amendments dated September 30, 2011 and December 28, 2011. Incorporated by reference to Exhibit 10.32 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.

10.20.1+
Settlement Agreement and Mutual Special Release between Anthony Macaluso and us dated November 27, 2012.  Incorporated by reference to Exhibit 10.24.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.21
Settlement, Mutual Release and Discharge between Mike Robert and us, dated September 30, 2011. Incorporated by reference to Exhibit 10.33 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.

10.22
Form of Convertible Promissory Note. We entered into respective agreements on this form of note with 8 persons in November 2011 through February 2012 for an aggregate principal amount of $2,000,000. In each case the maturity date is one year after the issuance date. Incorporated by reference to Exhibit 10.34 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.

10.22.1
Form of Amendment to Convertible Promissory Note. We entered into an amendment, on this form, with 6 of the 9 original note holders.  Incorporated by reference to Exhibit 10.26.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.22.2
Form of Warrant to Purchase Common Stock ($0.25 exercise price). We issued a total of 4,000,000 Warrants on this form to 9 persons in November 2011 through February 2012. Incorporated by reference to Exhibit 10.34.1 to the registrant’s Registration Statement on Form S-1, filed February 28, 2012.

10.22.3
Form of Amendment to Warrant. We entered into an amendment, on this form, with 6 of the 9 original warrants holders.  Incorporated by reference to Exhibit 10.26.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.23
Settlement Agreement and Mutual General Release, among Soapbox Mobile, Inc. with, by and including all Common Shareholders collectively and individually and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.

10.23.1
Perpetual Exclusive License Agreement among Soapbox Mobile, Inc. and us, effective March 30, 2012. Incorporated by reference to Exhibit 10.1.1 to the registrant’s Quarterly Report on Form 10-Q, filed May 18, 2012.

10.24
Form of Warrant  to Purchase Common Stock ($0.305 exercise price). We issued a total of 480,000 Warrants on this form to Taglich Brothers, Inc. for services as placement agent on a private offering.  Incorporated by reference to Exhibit 10.28 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.24.1
Form of Common Stock Purchase Agreement.  We entered into respective agreements on this form with a total of 64 investors in September and October 2012 calling for the issuance of units comprising a total of $3,000,000 in convertible notes and 6,000,000 Warrants.  Incorporated by reference to Exhibit 10.28.1 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.24.2
Form of Convertible Note issued for a total of $3,000,000 with a total of 64 investors in September and October 2012.  Incorporated by reference to Exhibit 10.28.2 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.24.3
Form of Warrant to Purchase Common Stock ($0.25 exercise price). We issued a total of 6,000,000 Warrants on this form with a total of 64 investors in September and October 2012.  Incorporated by reference to Exhibit 10.28.3 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.25+
Board of Directors Service Letter Agreement between Jonathan E. Sandelman and us dated December 10, 2012.  Incorporated by reference to Exhibit 10.29 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.26
Registration Rights Agreements with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012.  Incorporated by reference to Exhibit 10.30 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.

10.26.1
Option Agreement Between Peltz Capital Management LLC and Anthony Macaluso, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.1 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.

10.26.2
Option Agreement with Peltz Capital Management LLC, dated October 15, 2012 and December 7, 2012, as amended. Incorporated by reference to Exhibit 10.26.2 to the registrant's Registration Statement on Form S-1/A, filed August 19, 2013.

10.26.3
Omnibus Services and Option Assignment Agreement, dated as of September 11, 2013, by and among Peltz Capital Managements LLC, Anthony Macaluso and Single Touch Systems, Inc. Incorporated by reference to Exhibit 10.26.3 to the registrant's Post Effective Registration Statement on Form S-1, filed October 21, 2013.

10.27	Employment letter agreement between Kurt Streams and us, dated October 18, 2013. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed October 21, 2013.
10.28	Form of Stock Purchase Agreement between the Company and Stephen Baksa (Incorporated by reference to Exhibit 3.5 to the registrant's Registration Statement on Form S-1 file on November 6, 2013).
21	List of Subsidiaries. Incorporated by reference to Exhibit 21 to the registrant's Annual Report on Form 10-K, filed January 2, 2013.
23.1*	Consent of Weaver, Martin & Samyn LLC, independent registered public accounting firm.
23.2	Consent of Sichenzia Ross Friedman Ference LLP (Included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages hereof).
101.INS**	XBRL Instance Document.
101.SCH**	XBRL Taxonomy Extension Schema Document.
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.
____________

*	Filed herewith
**	Furnished herewith
+	Each of these Exhibits constitutes a management contract, compensatory plan, or arrangement.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,
(ii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on November 13 , 2013.

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 13, 2013	/s/ James Orsini
James Orsini, Director
and Principal Executive Officer

Date: November 13, 2013	/s/ Kurt Streams
Kurt Streams
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: November 13 , 2013	/s/ Stephen D. Baksa *
Stephen D. Baksa, Director

Date: November 13 , 2013	/s/ Jonathan E. Sandelman *
Jonathan E. Sandelman, Director

Date: November 13 , 2013	/s/ Peter D. Holden *
Peter D. Holden, Director

Date: November 13 , 2013	/s/ James L. Nelson *
James L. Nelson, Director

* Signed by James Orsini as his attorney-in-fact.